                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): APRIL 10, 2001




                           WORLDWIDE XCEED GROUP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



                DELAWARE                  0-13049               13-3006788
       --------------------------        -----------        -----------------
      (State or Other Jurisdiction       (Commission          (IRS Employer
            of incorporation)            File Number)      Identification No.)



         233 BROADWAY, NEW YORK, NEW YORK                        10279
      --------------------------------------                   ----------
      (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's telephone number, including area code (212) 553-2000

ITEM 5.  OTHER EVENTS.

As previously reported on a Current Report on Form 8-K dated January 12, 2001, on January 5, 2001, the Registrant received a letter from The Nasdaq Stock Market advising that the Registrant's common stock had failed to maintain a minimum bid price of $1.00 over the 30 consecutive trading days preceding January 5, 2001 as required by The Nasdaq National Market under Marketplace Rule 4450(a)(5). At that time, in accordance with Marketplace Rule 4310(c)(8)(B), the Registrant was provided 90 calendar days, or until April 5, 2001, to regain compliance by maintaining a bid price of at least $1.00 for a minimum of ten consecutive trading days.

On April 10, 2001 the Registrant received a second letter from The Nasdaq Stock Market advising that the Nasdaq staff had determined that the Registrant did not demonstrate compliance with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5) within the 90 day grace period. The Registrant was also advised that its common stock was therefore subject to delisting from The Nasdaq National Market. The Registrant has requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel") to appeal the Nasdaq staff's determination, and Registrant expects that its common stock will continue to trade on The Nasdaq National Market pending the outcome of the appeal. As of April 12, 2001, a hearing date has not been set. There can be no assurance that the Panel will grant the Registrant's request for continued listing. If the Registrant's common stock is delisted from The Nasdaq National Market, the common stock may be eligible to trade on the Nasdaq over-the-counter bulletin board.

Reference is made to the press release dated April 12, 2001, filed as Exhibit 99, which is hereby incorporated by reference herein.

Delisting may have a material adverse impact on both the market price and the liquidity of the Registrant's common stock, and may subject the Registrant's common stock to the "penny stock rules" contained in Section 15(g) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder.

Pursuant to the Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Stock (the "Certificate of Designation"), holders of the Registrant's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") may redeem all or any portion of their outstanding shares of Preferred Stock upon a "Triggering Event." Included in the definition of a "Triggering Event" is any situation in which the Registrant's common stock is either delisted or suspended from trading on the Nasdaq National Market for a period of five consecutive trading days, or any such delisting or suspension is threatened in writing or pending.

However, pursuant to the Waiver Agreements dated February 2, 2001 with the holders of the Preferred Stock, the holders of the Preferred Stock agreed not to exercise their rights to redeem the Preferred Stock upon a delisting or threatened delisting so long as there is then no conversion default (as defined in the Certificate of Designation). As of April 11, 2001, there was no conversion default.

Reference is made to the Certificate of Designation filed as Exhibit 3(i) to the Registrant's Report on Form 8-K dated January 13, 2000 and filed with the Securities and Exchange Commission on January 20, 2000 and the Waiver Agreements filed as Exhibits 10.1, 10.2 and 10.3 to the Registrant's Report on Form 8-K dated as of February 5, 2001 and filed with the Securities and Exchange Commission on February 5, 2001.

Pursuant to Section 12.1(g) of the Revolving Credit Agreement dated as of November 15, 2000, by and between the Registrant, as borrower, and Spherion Corporation, as lender ("Spherion"), if the Registrant's common stock is delisted from The Nasdaq National Market and no longer trades on a national securities exchange, Spherion may terminate the Credit Agreement and declare the outstanding principal and accrued interest thereunder immediately due and payable. As of April 11, 2001, the outstanding principal and accrued interest was $5 million. If Spherion were to declare the outstanding principal and interest due and payable, the Registrant would not have sufficient cash to pay Spherion.

In addition, Spherion will be released from its non-solicitation obligations with respect to the Registrant's employees contained in the Joint Marketing Agreement dated April 27, 2000 between the Registrant and Spherion and all contracts and agreements that the Registrant has entered into pursuant to the Joint Marketing Agreement, may, at Spherion's option, be assigned to Spherion.

Reference is made to the Credit Agreement filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)  Exhibits

     99. Press Release dated April 12, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Worldwide Xceed Group, Inc.


Dated:  April 12, 2001                 By: /s/ Douglas C. Laux
                                           -----------------------------
                                           Douglas C. Laux
                                           Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.        EXHIBIT
-----------        --------
99                 Press Release dated April 12, 2001
